                                                                     Exhibit 4.5







THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) UPON THE DELIVERY OF THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT THIS WARRANT OR THE SECURITIES TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

                         WEBB INTERACTIVE SERVICES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                     The Transferability of this Warrant is
                      Restricted as Provided in Section 2.

Void after May 4, 2000           Right to Purchase ______ Shares of Common Stock
                                                         (subject to adjustment)

No. ___



                                    PREAMBLE

     WEBB Interactive Services, Inc., a Colorado corporation, hereby certifies that, for value received _______________________, whose address is ____________________________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after June 30, 1999, or from time to time thereafter on or before 5:00 P.M. Denver time, June 30, ____ (such time, the "Expiration Time"), ______ of the Company's fully paid and nonassessable shares of Common Stock at the purchase price per share of $8.94 (the "Purchase Price"). The number and character of such Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" means Online System Services, Inc. and also includes any corporation which shall succeed to or assume the obligations of Online System Services, Inc. hereunder.

          (b) The term "Common Stock" includes the Company's shares of common stock, no par value, and also includes all shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

          (c) The term "Other Securities" refers to any class of shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

          (d) The term "Shares" means the Common Stock issued or issuable upon exercise of this Warrant.

1. Transfer Restriction. The Registered Holder acknowledges that (i) neither this Warrant nor the Shares have been, or will be, registered under the Securities Act and may not be transferred unless (a) subsequently registered thereunder or (b) the Registered Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrant or Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (ii) any sale or transfer of this Warrant or the Shares made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of this Warrant or the Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations promulgated thereunder, and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act or the rules and regulations promulgated thereunder. The Registered Holder acknowledges that this Warrant and the Shares may be subject to a stop-transfer order placed against the transfer of this Warrant or the Shares.

2. Exercise of Warrant.

     2.1. Exercise in Full. The holder of this Warrant may exercise it in full prior to the Expiration Time by surrendering to the Company this Warrant together with the form of Election to Purchase attached hereto as Annex A duly executed by such holder. Such exercise may be accomplished by faxing an executed and completed Election to Purchase to the Company and delivering, within three business days thereafter, the original Election to Purchase and Warrant via hand delivery or overnight courier. Such exercise shall be deemed to have occurred on the date on which the facsimile copy of the Election to Purchase was received by the Company. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares of Common Stock called for on the face of this Warrant (after giving effect to any adjustment provided for in this Warrant) by the Purchase Price, as adjusted.

     2.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner provided in Section 2.1, except that the exercise price shall be calculated by multiplying (a) the number of shares of Common Stock as shall be designated by the holder in the form of Election of Purchase by (b) the Purchase Price, as adjusted. On any such partial exercise, subject to the provisions of Section 1 hereof, the Company, at its expense, will issue and deliver to or upon the order of the Registered Holder hereof a new Warrant or Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (after giving effect to any adjustment provided for in this Warrant) equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Registered Holder in the applicable Election to Purchase.

3. Delivery of Share Certificates upon Exercise. Following the exercise of this Warrant in full or in part, within the time periods and in the manner provided in this Warrant, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such Registered Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share of Common Stock (as computed in accordance with Subsection 4.1(c) of this Warrant).

4. Adjustment of Purchase Price and Number of Shares of Common Stock.

     4.1. Adjustment of Purchase Price. The Purchase Price hereof shall be subject to adjustment from time to time as follows:

          (a) If the Company (i) pays a dividend on its shares of Common Stock in Common Stock, (ii) subdivides its outstanding shares of Common Stock or
     (iii) combines its then outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4.1(a) shall, (i) become effective retroactively immediately after the record date in the case of a dividend and shall (ii) become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

          (b) If the Company distributes to all holders of its shares of Common Stock, (i) Other Securities, (ii) evidences of its indebtedness or assets (excluding cash dividends or distributions) or (iii) purchase rights, options or warrants to subscribe for or purchase Other Securities, then the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior to any such event by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (determined in accordance with the provisions of Section 4.1(c) of this Warrant) on the record date mentioned below, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the Other Securities, evidences of indebtedness or assets, or the rights, options or warrants so distributed, and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (c) For the purpose of any computation under subdivision (b) above, the current market price per share of Common Stock shall be deemed to be the closing price of the Company's shares of Common Stock on the date that the computation is made.

          (d) No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than $.02 per share, but any adjustment that would otherwise be then required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.02 per share. If the Company at any time issues shares of Common Stock by way of dividend on any class of stock of the Company or subdivides or combines the outstanding shares of Common Stock, said amount of $.02 per share (as increased or decreased, if the same amount shall have been adjusted previously in accordance with the provisions of this Section 4) shall be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

     4.2. Adjustment of Shares. Upon each adjustment of the Purchase Price pursuant to subdivisions (a) and (b) of Section 4.1 of this Warrant, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant by a fraction, the numerator of which is the Purchase Price in effect prior to such adjustment and the denominator of which is the adjusted Purchase Price.

     4.3. Certification by Company. Whenever the Purchase Price is adjusted as provided in this Section 4, the Company shall compute the adjusted Purchase Price in accordance with this Section 4 and shall prepare a certificate signed by its Chief Financial Officer or any other executive officer setting forth the adjusted Purchase Price, and setting forth in reasonable detail the facts requiring such adjustment, the information on which such calculation is based, and the method of such adjustment. Such certificate shall be delivered to the Registered Holder.

     4.4. Form of Warrant. The form of this Warrant need not be changed because of any change in the Purchase Price pursuant to this Section 4 and any Warrant issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued.

5. Adjustment for Reorganization, Consolidation, Merger, Etc.

     5.1. Merger, Etc. If at any time or from time to time after the date of issuance of this Warrant, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within three (3) years from the date of such transfer (any such transaction being hereinafter referred to as a "Reorganization"), then the Registered Holder, upon the exercise of this Warrant at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the shares of Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Registered Holder would have been entitled upon such consummation or effective date of such Reorganization, if the Registered Holder had so exercised this Warrant immediately prior thereto (all subject to further adjustment thereafter as provided in Section 4).

     5.2. Dissolution. Except as otherwise expressly provided in Section 5.1, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Registered Holder after the effective date of such dissolution to a bank or trust company having its principal office in Denver, Colorado, as trustee for the Registered Holder.

     5.3. Continuation of Terms. Except as otherwise expressly provided in
Section 5.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

6. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against dilution (to the extent specifically provided in this Warrant) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, and
(b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

7. Representations and Warranties of Record Holder. By accepting delivery of this Warrant, the Registered Holder hereby represents and warrants to, and covenants with, the Company as follows:

          (a) The Registered Holder has been given access to full and complete information regarding the Company and has utilized such access to the Registered Holder's satisfaction for the purpose of obtaining such information regarding the Company as the Registered Holder has reasonably requested; and, particularly, the Registered Holder has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrant and the Shares and to obtain any additional information, to the extent reasonably available.

          (b) The Registered Holder believes that an investment in the Warrant and the Shares is suitable for the Registered Holder based upon the Registered Holder's investment objectives and financial needs. The Registered Holder (i) recognizes that the Securities as an investment involve a high degree of risk; (ii) has adequate means for providing for the Registered Holder's current financial needs and business contingencies;
     (iii) has no need for liquidity in this investment; (iv) at the present time, can afford a complete loss of such investment; and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Registered Holder's net worth, and the Registered Holder's investment in the Warrant and the Shares will not cause such overall commitment to become excessive.

          (c) The Registered Holder, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Registered Holder is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Warrant and the Shares and has the net worth to undertake such risks.

          (d) The Registered Holder has obtained, to the extent the Registered Holder deems necessary, the Registered Holder's own professional advice with respect to the risks inherent in the investment in the Warrant and the Shares, and the suitability of an investment in the Warrant and the Shares in light of the Registered Holder's financial condition and investment needs.

          (e) The Registered Holder realizes that (i) the purchase of the Warrant and the Shares is a long-term investment; (ii) the purchaser of the Warrant and the Shares must bear the economic risk of investment for an indefinite period of time because the Warrant and the Shares have not been registered under the Act or under the securities laws of any state and, therefore, the Warrant and the Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the transferability of the Warrant and the Shares is restricted and (A) requires conformity with the restrictions contained in Section 1 of this Warrant and (B) stop transfer instructions will be placed with the transfer agent for the Warrant and the Shares and a legend will be placed on the certificate(s) representing the Warrant and the Shares referring to the applicable restrictions on transferability.

          (f) The Registered Holder has been advised and understands that the Warrant and the Shares have not been registered under the Securities Act or applicable state securities laws and that the Warrant and the Shares are being offered and sold pursuant to exemptions from such laws. The Warrant and the Shares are being acquired for the Registered Holder's own account and for investment purposes only, and without the intention of reselling or redistributing the same, and the Registered Holder has made no agreement with others regarding any of the Warrant and the Shares. The Registered Holder's financial condition is such that it is not likely that it will be necessary to dispose of any of the Warrant or the Shares in the foreseeable future. The Registered Holder is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above.

          (g) The Registered Holder represents and warrants that the Registered Holder is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Warrant and the Shares in the state of Colorado. The Warrant and the Shares are being purchased by the Registered Holder in the Registered Holder's name solely for the Registered Holder's own beneficial interest and not as nominee for, or on behalf of or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

8. Notice of Record Date. In case of:

          (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or substantially all the assets of the Company, any consolidation or merger of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

          (c) the occurrence of any event resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company will mail or cause to be mailed to each Registered Holder a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which any such action is to be taken.

9. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 1 of this Warrant) on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in Denver, Colorado, for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant to
Section 2, exchanging Warrants pursuant to Section 9, and replacing Warrants pursuant to Section 10, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of the terms of this Warrant or by an injunction against a violation of any of the terms of this Warrant.

13. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

          (a) subject to the terms of Section 1 of this Warrant, title to this Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of Assignment attached hereto as

     Annex B) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

          (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

          (c) until this Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices. All notices and other communications from the Company to the Registered Holder of this Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Warrant who has so furnished an address to the Company.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Colorado, without regard to principles of conflict of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant effective as of June 30, 1999.

                                                 WEBB INTERACTIVE SERVICES, INC.


                                                 By:____________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                                         Annex A
                                                                         -------

                          FORM OF ELECTION TO PURCHASE

       (To be executed by the Registered Holder if such Holder desires to exercise the Warrant.)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check to the order of WEBB INTERACTIVE SERVICES, INC., in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________, whose address is _________________________________________ and that such Certificate be delivered to _________________________________________
whose address is _____________________________.

Dated: ___________________________

                  Name: _________________________________________

                  Signature: ____________________________________

                  (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Warrant.)


                  _______________________________________________
                  (Insert Social Security or Other Identifying Number of Holder)

                                                                         Annex B
                                                                         -------

                               FORM OF ASSIGNMENT

       (To be executed by the Registered Holder if such Holder desires to transfer the Warrant.)

         FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________________________________________________ (Please
print name and address of transferee) this Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint ________________________________________ Attorney, to transfer this
Warrant on the books of the Company, with full power of substitution.